EXHIBIT 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/20/1999
991298563 — 2294829
RESTATED
CERTIFICATE OF INCORPORATION
OF
DANIELSON HOLDING CORPORATION
It is hereby certified that:
     1. The present name of the corporation (hereinafter called the “Corporation”) is Danielson Holding Corporation, which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of the State of Delaware was April 16, 1992.
     2. The certificate of incorporation of the Corporation is hereby amended by (i) striking out Section 4.1 thereof and by substituting in lieu thereof new Section 4.1 which is set forth in the Restated Certificate of Incorporation hereinafter provided for, (ii) striking out Article SIXTH thereof, (iii) striking out Article SEVENTH thereof, and (iv) renumbering Articles EIGHTH, NINTH, TENTH, and ELEVENTH as Articles SIXTH, SEVENTH, EIGHTH, and NINTH respectively.
     3. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Danielson Holding Corporation without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.
     4. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.
     5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this restated certificate of incorporation, read as follows:
“Restated
Certificate of Incorporation
of
Danielson Holding Corporation
     FIRST. The name of the Corporation (the “Corporation”) is Danielson Holding Corporation.
     SECOND. The address of the Corporation’s registered office in the State of Delaware is 15 North Street, City of Dover, County of Kent, Delaware 19901 and the name of the Corporation’s registered agent at such address is National Corporate Research, Ltd.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH. 4.1 The Corporation is authorized to issue two classes of shares designated “Preferred Stock” and “Common Stock”, respectively. The total number of shares of capital stock the Corporation is authorized to issue is 110,000,000. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000. The par value of each share in each class is $.10.
     4.2. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. Subject to the provisions of Section 4.3, the Board of Directors is authorized to determine and alter the rights, powers (including voting powers), preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock and any other relative, participating, optional or other special powers, preferences, rights, and the qualifications, limitations or restrictions thereof, all as shall be determined from time to time by the Board of Directors and shall be stated in the resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.
     4.3 The rights, powers, preferences, privileges and restrictions granted to and imposed upon Preferred Stock or any series thereof which is to be issued to any holder of 1% or more of the outstanding shares of Common Stock or to any officer, director or “affiliate” of the Corporation must be approved by the stockholders of the Corporation prior to the issuance thereof. The term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. The term “person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, a in unincorporated organization, or any other entity.
     FIFTH. The Common Stock of the Corporation shall be subject to the following transfer restrictions:
     5.1. No holder, whether record or beneficial, direct or indirect, of 5% or more of Common Stock of the Corporation, whether such ownership resulted from receipt of shares of Common Stock through a primary issuance by the Corporation, or issued upon exercise of rights to purchase shares of Common Stock granted by the Corporation, or from any other transaction or transactions, including without limitation, secondary market acquisitions (and including specifically any holder, whether record or beneficial, direct or indirect, who proposes to make an acquisition of Common Stock of the Corporation, which after the acquisition will result in total ownership by such holder of 5% or more of the Common Stock of the Corporation) (“5% Stockholder”), may purchase, acquire or otherwise receive additional shares of Common Stock (herein referred to as an “Acquisition”) or sell, transfer, assign, pledge, encumber or dispose of, in any matter whatsoever, any shares of Common Stock, directly or indirectly owned by such 5% Stockholder, whether such ownership is record or beneficial ownership (herein referred to as a

“Transfer”), prior to a determination by the Corporation and its tax counsel that such transaction will not result in or create (in conjunction with prior transactions and previously approved subsequent transactions by any 5% Stockholder(s) and other holders of Common Stock) an unreasonable risk of an “ownership change” of this corporation within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any similar provisions of superseding or additional law relating to preservation of net operating loss (“NOL”) carry forwards, including specifically Treasury Regulation section 1.382-2T(j)(3)(i) (collectively, an “Ownership Change” under the “Tax Law”).
     In addition, the Corporation will issue stop transfer instructions to the transfer agent for Common Stock requiring, as a condition precedent to any transfer of Common Stock, that the transfer agent receive either: (i) a sworn affidavit from each of the proposed transferor and transferee that it is not a 5% Stockholder; or (ii) an opinion of tax counsel of the Corporation referred to in Section 5.2 below. Any purported transfer of shares of Common Stock in violation of the foregoing transfer restrictions will be a nullity and of no force and effect. All certificates representing Common Stock will bear a legend setting forth the foregoing restrictions.
     5.2. In order to ensure compliance with this Article FIFTH, and in order to establish a procedure for processing requests to effect either an Acquisition or a Transfer by any one or more 5% Stockholder(s) on a fair and equitable basis, the following provisions shall apply to all 5% Stockholders;
          (a) Delivery of Shares and Escrow Receipts. All shares of Common Stock which are issuable to 5% Stockholders or which subsequently are received by a 5% Stockholder in an Acquisition will be issued in the name of “Danielson Holding Corporation, as Escrow Agent” and will be held by the Corporation in escrow (the “Escrowed Stock”), in accordance with the provisions of this Section 5.2 (the “Stock Escrow”). In lieu of certificates reflecting their ownership of Common Stock, the 5% Stockholders will receive an escrow receipt evidencing their beneficial ownership of Common Stock and record ownership of the Escrowed Stock. Escrow receipts will be non-transferable. The 5% Stockholders will retain full voting and dividend rights for all Escrowed Stock.
          (b) Duration of the Corporation Holding the Escrowed Stock. As escrow agent, the Corporation will hold all shares of Escrowed Stock until termination of the Stock Escrow (as provided in subsection (d) below) or, if and to the extent that a 5% Stockholder desires to Transfer Escrowed Stock to a non-5% Stockholder, until receipt by the Corporation of a favorable opinion from its tax counsel that the Transfer may be made without thereby resulting in an Ownership Change under the Tax Law.
          (c) Acquisitions and Transfers. All requests by 5% Stockholders to consummate either an Acquisition or a Transfer of Escrowed Stock, through secondary market transactions or purchases in a primary offering by the Corporation, will be treated in the order in which such requests were received i.e., on a “first to request, first to receive” basis. All such requests must be in writing and delivered to the Corporation at its principal executive office, attention General Counsel, by registered mail, return receipt requested, or by hand. In the event that the Corporation’s tax counsel is unable to conclude that a requested Acquisition or Transfer can be made without an Ownership Change under the Tax Law, then: (i) the requesting party will be so advised in writing by the Corporation; and (ii) any subsequent request by other 5% Stockholders to effect a transaction of a type previously denied by this corporation will be approved only after all previously denied requests (in the order denied) arc given an opportunity to consummate the previously desired transaction. In addition, the Corporation may approve any requested transaction in any order of receipt if, in its business judgment, such transaction is in its best interests.
          (d) Termination of the Stock Escrow. The Stock Escrow will terminate upon the first to occur of the following: (i) pursuant to an amendment to the Tax Law, the Corporation concludes that the restrictions are no longer necessary in order to avoid a loss to the Corporation and the members of the affiliated group filing a consolidated federal income tax return with the Corporation of its NOL carry forwards; (ii) the NOL carry forwards of the Corporation and members of the affiliated group filing a consolidated federal income tax return with the Corporation no longer are available to the Corporation, whether through passage of time, usage or disallowance; and (iii) the Board of Directors of the Corporation concludes, in its business judgment, that preservation of the NOL carry forwards no longer is in the interests of the Corporation and members of the affiliated group filing a consolidated federal income tax return with this corporation. Upon termination of the Stock Escrow, each 5% Stockholder will receive a notice that the Stock Escrow has been terminated and, thereafter, will receive a Common Stock certificate evidencing ownership of the previously Escrowed Stock.
          (e) Release of the Corporation. The Corporation will be held harmless and released from any liability to any and all 5% Stockholders arising from its actions as escrow agent, except only for intentional misconduct. In performing its duties the Corporation will be entitled to rely, without any inquiry, upon the written advice of its tax counsel and other experts engaged by the Corporation. In the event that the Corporation requires further advice or comfort regarding action to be taken by it as escrow agent, it may deposit the Escrowed Stock at issue with a court of competent jurisdiction and make further transfers thereof in a manner consistent with the rulings of such court.
     SIXTH. The Board of Directors shall have power to make, amend and repeal the Bylaws of the Corporation. Any Bylaws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders. The Corporation may, in its Bylaws, confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
     SEVENTH. To the full extent permitted by the General Corporation Law of the State of Delaware as presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.
     EIGHTH. Each person who is or was a Director or officer of the Corporation, or while serving as a Director or officer of the Corporation is or was serving at the request of the Board of Directors or an officer of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers. The right of indemnification provided in this Article EIGHTH shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Article EIGHTH. Without limiting the generality or the effect of the foregoing, the Corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article EIGHTH. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment, repeal or adoption of any provisions inconsistent with this Article EIGHTH shall require the affirmative vote of the holders of at least 80% of the stock entitled to vote, voting together as a single class. Any amendment repeal or adoption of any provision inconsistent with this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment repeal or adoption.
     NINTH. The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware as it may be amended from time to time.”

Danielson Holding Corporation

Signed on July 20, 1999	By:	/s/ IAN M. KIRSCHNER

	Name:	IAN M. KIRSCHNER
	Title:	SECRETARY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/07/2001
010445485 — 2294829
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
DANIELSON HOLDING CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

     DANIELSON HOLDING CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: Section 4.1 of the Corporation’s Restated Certificate of Incorporation, as restated, is hereby amended to read in its entirety as set forth below:
     “4.1: The Corporation is authorized to issue two classes of shares designated “Preferred Stock” and “Common Stock”, respectively. The total number of shares of capital stock the Corporation is authorized to issue is 160,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 150,000,000. The par value of each share in each class is $.10.
     SECOND: The foregoing amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, DANIELSON HOLDING CORPORATION has caused this Certificate of Amendment to be duly executed in its name, this 6th day of September, 2001.

DANIELSON HOLDING CORPORATION
By:	/s/ W. JAMES HALL
	Name:	W. James Hall
	Title:	General Counsel and Secretary

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DANIELSON HOLDING CORPORATION
Pursuant to Section 242 of the General Corporation Law of the State of Delaware
     DANIELSON HOLDING CORPORATION (the “Corporation”), a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY:
     FIRST: Article First of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate”), is hereby amended by deleting Article First in its entirety and replacing it with the following:
     “FIRST: The name of the Corporation (the “Corporation”) is Covanta Holding Corporation.”
     SECOND: Section 4.1 of the Certificate is hereby amended by deleting Section 4.1 in its entirety and replacing it with the following:
     “FOURTH, 4.1: The Corporation is authorized to issue two classes of shares designated ‘Preferred Stock’ and ‘Common Stock’, respectively. The total number of shares of capital stock the Corporation is authorized to issue is 260,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 250,000,000. The par value of each share in each class is $.10.”
     THIRD: The foregoing amendment to the Corporation’s Certificate was duly adopted in accordance with Section 242 of the DGCL.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name, this 19th day of September, 2005.

DANIELSON HOLDING CORPORATION
By:	/s/ TIMOTHY J. SIMPSON
	Name:	Timothy J. Simpson
	Title:	Sr. Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:10 PM 09/20/2005
FILED 12:06 PM 09/20/2005
SRV 050768058 — 2294829 FILE